Exhibit 23.2

Consent of Independent Auditors

The Board of Directors of Molycorp, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Molycorp, Inc. of:

•

our report dated June 7, 2012 on the consolidated statements of financial position of Neo Material Technologies Inc. (the “Company”) as of December 31, 2011, December 31, 2010 and January 1, 2010, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the years ended December 31, 2011 and December 31, 2010

•

our report dated June 7, 2012 on the consolidated balance sheets of the Company as of December 31, 2010 and December 31, 2009, and the related consolidated statements of income, cash flows, shareholders’ equity and comprehensive income for the years then ended each of which appears in Form 8-K of Molycorp, Inc. dated June 7, 2012.

We also consent to the reference to our firm under the heading “Experts” in the prospectus included in the aforementioned Registration Statement.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

August 16, 2012